CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of our report dated December 13, 1996 on the financial statement of Masters' Select Equity Fund, a series of Masters' Select Investment Trust referred to therein, in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A, file No. 333- 10015, as filed with the Securities and Exchange Commission.

We also consent to the reference to our Firm in the Statement of Additional Information under the caption "Auditors."

/s/ McGladrey & Pullen, LLP
MCGLADREY & PULLEN, LLP


New York, New York
December 13, 1996